EXHIBIT 10.47

AMENDMENT 002
TO
iDEN INFRASTRUCTURE SUPPLY AGREEMENT
BETWEEN
MOTOROLA, INC.
AND
NEXTEL INTERNATIONAL, INC.
AND

[See Schedule Item 1]

This Amendment 002, is between Motorola, Inc. a Delaware corporation (“Motorola”), [See Schedule Item 1] (“Customer”) and Nextel International, Inc. (“Nextel International”) and amends the iDEN Infrastructure Supply Agreement effective as of June 30, 2000, as amended, (“Supply Agreement”)

WHEREAS, the parties have mutually agreed to enter into this Amendment 002 to the Supply Agreement in order to revise Sections 2.1 and 6.11.

NOW THEREFORE, in consideration of their mutual promises set forth herein and for other good and valuable consideration received by each of them the parties agree to amend the Supply Agreement as follows:

1.	Existing Section 2.1 of the Supply Agreement is hereby deleted and replaced with the following new Section 2.1:

2.1	Customer agrees to purchase/license from Motorola and Motorola agrees to sell/license iDEN Systems, System Expansions, Equipment, Software, and Services at prices set forth in the Price Book or applicable Motorola Quotation. The Price Book may be updated by Motorola periodically, provided that no change shall contradict agreements made herein. The prices for goods and services set forth in the Price Book are set forth in United States dollars unless specifically noted to the contrary. All Software shall be licensed per the terms and conditions set forth in Exhibit “F”. All installation and integration of such iDEN Systems, System Expansions, Equipment, and Software performed in [See Schedule Item 2] and the performance of all other services that are consistent with Motorola’s normal implementation policies shall be performed by Motorola’s in-country subsidiary at Customer’s sole expense. Customer shall be billed under the Installation and Service Agreement by Motorola’s in-country subsidiary. The services performed by Unites States based personnel and related components supplied from the United States shall be billed hereunder by Motorola. Motorola shall start billing in this manner before July 1, 2001.

Motorola/Nextel International — [See Schedule Item 2] December 1, 2000	Equipment Supply Agreement Amendment 002

2.	Existing Section 6.11 of the Supply Agreement is hereby deleted and replaced with the following new Section 6.11:

6.11	System Performance
When Motorola and Nextel Communications, Inc. negotiate liquidated damages agreement(s) for box down time and system uptime for the U.S. market, this Agreement shall be amended to offer Customer similar agreement(s) for the years 2001 and beyond. The calculation metrics shall be consistent with those used in the Nextel Communications, Inc. agreement.

IN WITNESS WHEREOF, This Amendment 002 has been executed and delivered by the parties set forth below.

MOTOROLA, INC.		NEXTEL INTERNATIONAL, INC.

By:		By:

	(Authorized Signatory)		(Authorized Signatory)
Name	Charles F. Wright	Name

Title:	Senior Vice President and	Title:
General Manager
Network Solutions Sector

[See Schedule Item 1]

By:		By:

(Authorized Signatory)
Name	Robert E. Suastegui	Name

Title:	Global Account Manager	Title:
Nextel International, Inc.
Network Solutions Sector

Agreement Schedule

Amendment 002 to
iDEN® Infrastructure Supply Agreement

The following is a schedule of omitted information in the attached form of agreement for each of the agreements being filed pursuant to Item 601(a), Instruction 2 of Regulation S-K. The items below correspond to the omitted portions of the agreements in brackets.

A.	Amendment 002 to iDEN Infrastructure Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Nextel Argentina S.R.L.

Item 1 — Entity Name:	Nextel Argentina S.R.L.
Item 2 — Country:	Argentina

B.	Amendment 002 to iDEN Infrastructure Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Nextel Telecomunicações Ltda.

Item 1 — Entity Name:	Nextel Telecomunicações Ltda.
Item 2 — Country:	Brazil

C.	Amendment 002 to iDEN Infrastructure Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Comunicaciones Nextel de Mexico, S.A. de C.V.

Item 1 — Entity Name:	Comunicaciones Nextel de Mexico, S.A. de C.V.
Item 2 — Country:	Mexico

D.	Amendment 002 to iDEN Infrastructure Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Nextel del Peru, S.A.

Item 1 — Entity Name:	Nextel del Peru, S.A.
Item 2 — Country:	Peru

®	Registered U.S. Patent & Trademark Office.

E.	Amendment 002 to iDEN Infrastructure Supply Agreement by and among Nextel International, Inc, Motorola, Inc. and Nextel Communications Philippines, Inc.

Item 1 — Entity Name:	Nextel Communications Philippines, Inc.
Item 2 — Country:	Philippines